Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer Identification No.

300 Delaware Avenue, 8th Floor Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

K. Wendy Kumar

U.S. Bank National Association

100 Wall Street

New York, NY  10005

(212) 951-8561

(Name, address and telephone number of agent for service)

CATERPILLAR FINANCIAL SERVICES CORPORTION

(Issuer with respect to the Securities)

Delaware	37-1105865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2120 West End Avenue Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

MEDIUM-TERM NOTES, SERIES H, 1.931% NOTES DUE 2021

(Title of the Indenture Securities)

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)            Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15             Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              Report of Condition of the Trustee as of September 30, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.4 to registration statement on form S-3ASR, Registration Number 333-202902 filed on March 20, 2015.

** Incorporated by reference to Exhibit 25.4 to registration statement on form S-3ASR,  Registration Number 333-202902 filed on March 20, 2015.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 6th of December, 2016.

By:	/s/ K. Wendy Kumar
K. Wendy Kumar
Vice President

Exhibit 2

Office of the Comptroller of the Currency Washington, DC 20219 CERTIFICATE OF CORPORATE EXISTENCE I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that: I. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC l, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2 “U S. Bank Trust National Association,’* Wilmington, Delaware (Charier No, 24090). is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate. IN TESTIMONY WHEREOF, today, June 15, 2016, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington. District of Columbia. Comptroller of the Currency 4

Exhibit 3

Office of the Comptroller of the Currency CERTIFICATION OF FIDUCIARY POWERS I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that: I. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324. et seq, as amended, and 12 USC 1. et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. .2. “U.S. Bank Trust National Association,” Wilmington. Delaware (Charter No. 24090), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28.1962. 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate. IN TESTIMONY WHEREOF, today, June 15, 2016, J have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Comptroller of the Currency 6

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 6, 2016

By:	/s/ K. Wendy Kumar
K. Wendy Kumar
Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of 09/30/2016

($000’s)

09/30/2016

Assets
Cash and Balances Due From	$562,824
Depository Institutions
Securities	0
Federal Funds	0
Loans & Lease Financing Receivables	0
Fixed Assets	1
Intangible Assets	16,477
Other Assets	17,083
Total Assets	$596,385

Liabilities
Deposits	$0
Fed Funds	0
Treasury Demand Notes	0
Trading Liabilities	0
Other Borrowed Money	0
Acceptances	0
Subordinated Notes and Debentures	0
Other Liabilities	12,494
Total Liabilities	$12,494

Equity
Common and Preferred Stock	1,000
Surplus	466,570
Undivided Profits	116,321
Minority Interest in Subsidiaries	0
Total Equity Capital	$583,891

Total Liabilities and Equity Capital	$596,385